Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Chief Financial Officer	1201 Charleston Road
800-850-6664, ext. 6478	Mountain View, CA 94043
rob.seim@omnicell.com

Omnicell Reports Fourth Quarter and Full-Year 2008 Results

MOUNTAIN VIEW, Calif. – January 29, 2009 — Omnicell, Inc. (NASDAQ: OMCL), a leading provider of system solutions to acute healthcare facilities, today announced results for its fourth quarter and year ended December 31, 2008.

GAAP results: Revenue for the fourth quarter of 2008 was $62.1 million, down $2.3 million or 3.6% from third quarter 2008 revenue, and up $4.1 million or 7.1% from the fourth quarter of 2007.

Fourth quarter 2008 net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $3.3 million, or $0.10 per diluted share. This compares to net income of $2.9 million, or $0.09 per diluted share in the third quarter of 2008 and $14.3 million, or $0.39 per diluted share in the fourth quarter of 2007. For the year ended December 31, 2008, net income was $12.7 million, or $0.38 per diluted share. This compares to net income of $43.3 million or $1.28 per diluted share for the year ended December 31, 2007.  The existence and subsequent release of a tax valuation allowance in the second and fourth quarters of 2007, created differences in income tax liabilities which affect the comparability of results for these periods.

Product backlog as of December 31, 2008 totaled $110 million, down $27 million or 20% from December 31, 2007.

In addition to the company reorganization, announced on January 20th, Omnicell today announced it has taken steps to reduce its regular full-time employee headcount to 744 positions. Omnicell expects approximately $2.5 million of pre-tax restructuring charges associated with the reduction in force to be recorded in the first quarter of fiscal year 2009.

Non-GAAP results: Excluding the impact on our results of recording $2.4 million in share-based compensation expense related to SFAS No. 123(R) and $0.2 million in income tax benefits related to research tax credits, non-GAAP net income was $5.5 million for the fourth quarter ended December 31, 2008, or $0.17 per diluted share. This compares to non-GAAP income of $10.2 million or $0.28 per diluted share for the fourth quarter of 2007.  Excluding $11.2 million in share-based compensation expense relating to SFAS No. 123(R) and $0.2 million in income tax benefits related to research tax credits, non-GAAP net income was $23.6 million for the year ended December 31, 2008, or $0.71 per diluted share.  Excluding $11.2 million in share-based compensation expense related to SFAS No. 123(R) and $20.0 million in income tax benefits related to a partial reversal of our tax valuation allowance, non-GAAP net income was $34.5 million for the year ended December 31, 2007, or $1.02 per diluted share. Non-GAAP income decreased from 2007 to 2008 due to significant increases in the effective tax rate driven by greater utilization in 2007 of net operating loss carry-forwards.

“Omnicell completed 2008 profitable, with revenue growth of 18% and with a strong balance sheet,” said Omnicell CEO, president and chairman Randall Lipps. “Our performance was primarily driven by patient safety initiatives our medication management systems support which remain a priority in hospitals.  We met our 2008 revenue objectives and exceeded our profit objectives. Entering 2009 as we face uncertain times in a global economic downturn, we have taken the necessary steps to align our operating expenses with our business.”

Omnicell Conference Call Information

Omnicell will hold a conference call today at 1:30 p.m. PST to discuss fourth quarter financial results. The conference call can be monitored by dialing 1-888-803-5209 within the U.S. or 1-706-679-1978 for all other locations. The Conference ID # is 82021357. Internet users can access the conference call at www.omnicell.com. A replay of the call will be available today at approximately 5:00 p.m. PST and will be available until 8:59 pm PST on February 5.  The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations, conference code # 82021357.

About Omnicell

Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of systems and software solutions targeting patient safety and operational efficiency in healthcare facilities. Since 1992, Omnicell has worked to enhance patient safety and allow clinicians to spend more time with their patients.

Omnicell’s medication-use product line includes solutions for the central pharmacy, nursing unit, operating room, and patient bedside. Solutions range from large central pharmacy “smart inventory” carousels to small handheld devices. From the point at which a medication arrives at the receiving dock to the time it is administered, Omnicell systems store it, package it, bar code it, order it, issue it, and provide information and controls on its use and reorder.

Omnicell’s supply product lines provide a healthcare institution with fast, effective control of costs, capture of charges for payer reimbursement, and timely reorder of supplies. Products range from high-security closed-cabinet systems and software to open-shelf and combination solutions in the nursing unit, cath lab and operating room.

Omnicell’s mission is to provide the best customer experience in healthcare, helping hospitals reduce medication errors, operate more efficiently, and decrease costs. For more information, visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking, including statements related to the expected magnitude of the pre-tax restructuring charges associated with the reduction in force to be recorded in the first quarter of 2009 and our belief that we have taken the necessary steps to align our operating expenses with our business. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission (SEC) filings and include, without limitation, the actual realization of the intended savings resulting from the reduction in force and the effect on Omnicell’s financial results, including the expense estimates used, the unfavorable general economic and market conditions, the tightening in the credit market, the continued growth and acceptance of our products and services and the continued growth of the clinical automation and workflow automation market generally, the potential of increasing competition, the ability of the company to grow product backlog, retain key personnel, cut expenses, develop new products and integrate acquired products or intellectual property in a timely and cost-effective manner, and improve sales productivity. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income, and non-GAAP earnings per diluted share.  These non-GAAP results should not be considered as an alternative to gross margin, operating expenses, net income, earnings per diluted share, or any other performance measure derived in accordance with GAAP.  We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income, non-GAAP earnings per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operation performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Stock-based compensation expense impact of SFAS No. 123(R).  We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123R).

b) Income tax benefit from tax valuation allowance release. This refers to the recognition of an income tax benefit from the partial reversal of our tax valuation allowance on specific deferred tax assets that is no longer required. Under Statement of Financial Accounting Standards No. 109, the release of the tax valuation allowance is necessary, primarily as a result of achieving sustained profitability in certain tax jurisdictions.

c) Income tax adjustments.  To provide transparency into the Company’s trends and performance, we consider one-time current and deferred research tax credit adjustments to be non-GAAP adjustments.

Management adjusts for the items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why specific items are excluded from our non-GAAP financial measures:

a)  While stock-based compensation calculated in accordance with SFAS No. 123R constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

b) We present our reconciliation of non-GAAP financial measures on a net of tax basis because the exact tax differences related to the timing and deductibility of stock-based compensation, pursuant to the adoption of SFAS No. 123R, is dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options.  We analyze and measure operating results net of tax when evaluating core operating results because the tax effect related to stock-based compensation expense is inconsistent in amount and frequency.

c) We concluded under Statement of Financial Accounting Standards No. 109 that a portion of our tax valuation allowance on specific deferred tax assets was no longer required, primarily as a result of achieving sustained profitability in certain tax jurisdictions. Therefore, we reversed a portion of our tax valuation allowance which favorably impacted income tax expense and net income.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results.  In the future, we expect to incur expenses similar to the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

— Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in  Omnicell’s GAAP results for the foreseeable future under SFAS No. 123R.

— Other companies, including other companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s GAAP and non-GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended			Year Ended
	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Revenues:
Product	$51,068	$54,294	$48,735	$210,648	$178,006
Services and other revenues	10,987	10,051	9,211	41,217	35,075
Total revenue	62,055	64,345	57,946	251,865	213,081

Cost of revenues:
Cost of product revenues	24,202	24,940	21,724	97,461	80,500
Cost of services and other revenues	6,687	6,642	5,317	25,770	19,272
Total cost of revenues	30,889	31,582	27,041	123,231	99,772

Gross profit	31,166	32,763	30,905	128,634	113,309
Operating expenses:
Research and development	4,256	4,685	4,051	18,196	15,050
Selling, general, and administrative	23,152	23,862	21,538	93,098	80,035
Total operating expenses	27,408	28,547	25,589	111,294	95,085
Income from operations	3,758	4,216	5,316	17,340	18,224
Other income and expense	578	673	1,978	3,382	6,053
Income before provision for income taxes	4,336	4,889	7,294	20,722	24,277

Provision for (benefit from) income taxes	1,013	1,975	(7,003)	7,998	(19,018)
Net income	$3,323	$2,914	$14,297	$12,724	$43,295

Net income per share:
Basic	$0.11	$0.09	$0.41	$0.40	$1.35
Diluted	$0.10	$0.09	$0.39	$0.38	$1.28

Weighted average shares outstanding:
Basic	31,265	31,128	34,482	32,076	32,080
Diluted	31,849	32,138	36,203	33,108	33,820

Omnicell, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2008	December 31, 2007
	(unaudited)

Current Assets:
Cash and cash equivalents	$120,439	$169,812
Accounts receivable, net	57,976	37,522
Inventories	12,957	13,732
Prepaid expenses	9,310	9,482
Deferred tax assets	14,886	11,830
Other current assets	9,721	9,806
Total current assets	225,289	252,184
Property and equipment, net	16,179	10,184
Non-current net investment in sales-type leases	10,609	12,633
Goodwill	24,982	23,076
Other intangible assets	6,706	9,467
Non-current deferred tax asset	16,424	12,881
Other assets	8,902	7,998
Total assets	$309,091	$328,423

Current Liabilities:
Accounts payable	$9,377	$10,116
Accrued compensation	8,889	8,306
Advance payments from customers	47	156
Accrued liabilities	10,383	12,876
Deferred service revenue	12,084	11,263
Deferred gross profit	16,648	14,566
Obligation resulting from sale of receivables	170	538
Total current liabilities	57,598	57,821
Long-term deferred service revenue	16,782	15,726
Other long-term liabilities	1,154	237
Total liabilities	75,534	73,784

Stockholders’ equity	233,557	254,639
Total liabilities and stockholders’ equity	$309,091	$328,423

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended
	December 31, 2008		December 31, 2007		September 30, 2008
	Net income	Earnings per share- diluted	Net income	Earnings per share- diluted	Net income	Earnings per share- diluted
GAAP	$3,323	$0.10	$14,297	$0.39	$2,914	$0.09
Non-GAAP Adjustments:
SFAS No. 123(R) adjustment (a)
Gross Margin	283		469		401
Operating Expenses	2,113		2,680		2,367
Tax valuation allowance release (b)			(7,217)
One time tax adjustment (c)	(246)
	2,150	0.07	(4,068)	(0.11)	2,768	0.09

Non-GAAP	$5,473	$0.17	$10,229	$0.28	$5,682	$0.18

	Year ended
	December 31, 2008		December 31, 2007
	Net income	Earnings per share- diluted	Net income	Earnings per share- diluted
GAAP	$12,724	$0.38	$43,295	$1.28
Non-GAAP Adjustments:
SFAS No. 123(R) adjustment (a)
Gross Margin	1,610		1,488
Operating Expenses	9,555		9,674
Tax valuation allowance release (b)			(20,005)
One time tax adjustment (c)	(246)
	10,919	0.33	(8,843)	(0.26)

Non-GAAP	$23,643	$0.71	$34,452	$1.02

(a) This adjustment reflects the accounting impact of non-cash share-based compensation expense related to the impact of FAS123R for the periods shown.

(b) This adjustment reflects the accounting impact of income tax provision and tax benefit from release of valuation allowance reserves for the periods shown.

(c) This adjustment reflects the accounting impact of income tax provision and net tax benefit from one time liability adjustments primarily related to research tax credits.